UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
washington, d.c. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 22, 2008

Marine Products Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-16263	58-2572419
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Buford Highway, Suite 520, Atlanta, Georgia 30329
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (404) 321-7910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On April 22, 2008, during the annual meeting of stockholders of Marine Products Corporation, the stockholders approved the Performance-Based Compensation Agreement (the “Agreement”) for Mr. James A. Lane, Jr. The material terms of the Agreement were previously reported in the Company’s Proxy Statement dated March 17, 2008, under the caption “Proposal to Approve the Performance-Based Compensation Agreement for James A. Lane, Jr.” The Agreement is attached to this Current Report as an exhibit.

Under this Agreement, Mr. Lane receives a base salary of $67,841 per year and an annual cash bonus of 10 percent of pre-tax profits of Chaparral Boats, Inc., a wholly owned subsidiary of the Company.  The Agreement has a term of five years.

ITEM 9.01  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Performance-Based Compensation Agreement between James A. Lane Jr. and Chaparral Boats, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Marine Products Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marine Products Corporation

Date: April 25, 2008	By:	/s/ Ben M. Palmer
Ben M. Palmer
Vice President,
Chief Financial Officer and Treasurer